UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2010

EZCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19424 (Commission File Number)	74-2540145 (IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	— Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)	Brad Wolfe, Senior Vice President and Chief Financial Officer (principal financial officer) has left the company, effective May 17, 2010. A copy of the company’s press release, dated May 17, 2010, announcing Mr. Wolfe’s departure is attached as Exhibit 99.1.
(c)	Danny Chism, Vice President and Chief Accounting Officer, has been designated to serve as principal financial officer, effective May 17, 2010, pending the selection of a successor to Mr. Wolfe. A description of Mr. Chism’s background and compensatory arrangements can be found in the company’s Current Report on Form 8-K, dated and filed November 30, 2009, which is incorporated herein by reference.

Item 7.01	— Regulation FD Disclosure
On May 20, 2010, the company issued a press release announcing that it had increased its investment in Cash Converters International Limited by acquiring an additional 16,200,000 newly issued ordinary shares for a total purchase price of AUS $9,720,000 (approximately $8.2 million U.S.). A copy of that press release is attached as Exhibit 99.2.

Item 9.01	— Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release, dated May 17, 2010
99.2	Press Release, dated May 20, 2010
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.
Date: May 21, 2010	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
99.1	Press Release, dated May 17, 2010
99.2	Press Release, dated May 20, 2010

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